EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

HISTORICAL AUTOGRAPHS U.S.A., INC.

The undersigned individuals, as officers of the corporation, hereby certify that on the 6th day of October, 2003, the members of the Board of Directors executed a unanimous written consent, in accordance with Section 78.315(2) of the Nevada Revised Code and consented to the taking of the following actions and the adoption of the following resolutions, such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the directors, duly called, held and convened, at which a quorum of the Board of Directors was present and acting through all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

RESOLVED: That the officers and directors of the corporation are instructed and authorized to undertake any and all necessary actions to adopt and implement a name change of the corporation on behalf of the corporation, whereby the name of the corporation be changed from HISTORICAL AUTOGRAPHS U.S.A., INC. to ARBIOS SYSTEMS, INC.,

FURTHER RESOLVED: That Article I of the Articles of Incorporation, filed on February 1, 1999, is hereby amended to read as follows:

“The name of the corporation shall be Arbios Systems, Inc.”

Pursuant to the provisions of the Nevada Revised Statutes, the Amendment to Article One of the Articles of Incorporation was approved by a majority of the issued and outstanding voting shares of Historical Autographs U.S.A., Inc. and notice of such written consent was given to all stockholders who did not execute such written consent.

IN WITNESS WHEREOF, the undersigned as the President and Secretary of HISTORICAL AUTOGRAPHS U.S.A., INC. a Nevada corporation, hereunto affix their signatures this 29th day of October, 2003. This Certificate of Amendment may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

HISTORICAL AUTOGRAPHS U.S.A., INC.

By:

Cindy K. Swank, President

By:

Scott Wetzel, Secretary